As filed with the Securities and Exchange Commission on June 20, 1997

                                               Registration No. 333-
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                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
       ------------------------------------------------------

                              Form S-8
                       REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933
       ------------------------------------------------------

                            AMTRAN, INC.
       (Exact name of registrant as specified in its charter)
                               Indiana
                   (State or other jurisdiction of
                   incorporation or organization)
                             35-1617970
                          (I.R.S. Employer
                         Identification No.)
                     7337 West Washington Street
                     Indianapolis, Indiana 46231
                           (317) 240-7000
         (Address, including zip code, and telephone number,
  including area code, of registrant's principal executive offices)
       ------------------------------------------------------

                    1996 Incentive Stock Plan for
         Key Employees of Amtran, Inc. and its Subsidiaries
                      (Full title of the plan)

       ------------------------------------------------------

                          Kenneth K. Wolff
                       Chief Financial Officer
                            Amtran, Inc.
                     7337 West Washington Street
                     Indianapolis, Indiana 46231
                           (317) 240-7000
      (Name, address, including zip code, and telephone number,
             including area code, of agent for service)

       ------------------------------------------------------

                   CALCULATION OF REGISTRATION FEE
=============================================================================
Title of                             Proposed       Proposed
Each Class                           Maximum        Maximum
of Securities                        Offering       Aggregate       Amount of
  to be            Amount to be       Price         Offering      Registration
Registered         Registered(1)    Per Share       Price              Fee
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                   1,888,000 Shares   $8.1875 (2)   $ 15,458,000  $4684.25
Common Stock,        675,000 Shares   $7.0625 (3)   $  4,767,188  $1444.61
  without par        362,000 Shares   $9.00   (4)   $  3,258,000  $ 987.28
  value........       75,000 Shares   $9.125  (5)   $    684,375  $ 207.39
==============================================================================

          (1) This Registration Statement also covers an indeterminate number of additional shares of the Registrant's Common Stock as may be issuable or saleable by reason of the anti-dilution and adjustment provisions of the 1996 Incentive Stock Plan for Key Employees of Amtran, Inc. and its Subsidiaries.

          (2) The price of $8.1875 per share, which was the average of the high and low prices of Common Stock as reported on The NASDAQ National Market System on June 18, 1997, is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

          (3) The price of $7.0625 per share, is based upon the exercise price of certain options granted to date, and is set forth solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

          (4) The price of $9.00 per share, is based upon the exercise price of certain options granted to date, and is set forth solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

          (5) The price of $9.125 per share, is based upon the exercise price of certain options granted to date, and is set forth solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

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


                               PART I
        INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Not required to be filed with the Commission.


Item 2.  Registrant Information and Employee Plan Annual Information.

     Not required to be filed with the Commission.


                               PART II
         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Commission by Amtran, Inc. (the "Company") are incorporated herein by reference as of their respective dates:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (and the documents incorporated by reference therein).

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (and the documents incorporated by reference therein).

     (c) The Company's Registration Statement on Form S-1 (File No. 33-59630) filed with the Commission on March 16, 1993, containing a description of the Common Stock.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (except for exhibits thereto unless specifically incorporated by reference therein). Requests for such copies should be directed to Amtran, Inc., 7337 West Washington Street, Indianapolis, Indiana 46231, Attention: Chief Financial Officer (telephone (317) 240-7000).


Item 4.  Description of Securities.

     The class of securities to be offered pursuant to this registration statement have been registered under Section 12 of the Exchange Act. See Item 3 - Incorporation of Documents by Reference.


Item 5.  Interest of Named Experts and Counsel.

     The validity of the Common Stock offered hereby has been passed upon by Brian T. Hunt, General Counsel of the Company.

Item 6.  Indemnification of Directors and Officers.

     Information relating to indemnification of directors and officers is incorporated by reference herein from Item 14 of the Company's Registration Statement on Form S-1 (No. 33-59630).


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

Exhibit
Number                              Description

*3(a)               Restated Articles of Incorporation of the
                    Company (filed as Exhibit 3(a) to the Company's Registration Statement on Form S-1 (File No.
                    33-59630) filed with the Commission on March 16,
                    1993).

*3(b) By-laws of the Company (filed as Exhibit 3(b) to the Company's Registration Statement on Form S-1 (File No. 33-59630) filed with the Commission on March 16, 1993).

*4(a)               Description of the Company's Common Stock
                    (contained in the Company's Registration
                    Statement on Form S-1 (File No. 33-59630) filed with the Commission on March 16, 1993).

*4(b) Specimen Certificate of the Company's Common Stock (filed as Exhibit 4 to the Company's Registration Statement on Form S-1 (File No. 33-59630) filed with the Commission on March 16,
                    1993).

5                   Opinion of Brian T. Hunt, General Counsel of the
                    Company.

23(a)               Consent of Ernst & Young LLP.

23(b) Consent of Brian T. Hunt, General Counsel of the Company (included in Exhibit 5).

24 Powers of Attorney (contained on signature page).

----------------

     * Incorporated herein by reference.


Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on this 19th day of June, 1997.

                                   AMTRAN, INC.

                                   By /s/ J. GEORGE MIKELSONS
                                   --------------------------
                                   J. George Mikelsons
                                   Chairman of the Board of Directors

     Each person whose signature appears below appoints J. George Mikelsons, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



        Signatures                 Titles                            Dates

 /s/ DALEN D. THOMAS            Senior Vice President,           June 19, 1997
--------------------------        Sales, Marketing and
     Dalen D. Thomas              Strategic Planning and
                                  Director

 /s/ ANDREJS P. STIPNIEKS       Director                         June 19, 1997
-------------------------
     Andrejs P. Stipnieks

/s/ KENNETH K. WOLFF            Executive Vice President and     June 19, 1997
--------------------------        Chief Financial Officer and
    Kenneth K. Wolff              Director

                                Director
--------------------------
    Robert A. Abel

                                Executive Vice President and
---------------------------       Chief Operating Officer and
    James W. Hlavacek             Director

/s/ WILLIAM P. ROGERS, JR.      Director                         June 19, 1997
--------------------------
    William P. Rogers, Jr.

/s/ J. GEORGE MIKELSONS         Chairman of the Board of         June 19, 1997
-------------------------         Directors
    J. George Mikelsons

                            EXHIBIT INDEX

Exhibit
Number                              Description

*3(a) Restated Articles of Incorporation of the Company (filed as Exhibit 3(a) to the Company's Registration Statement on Form S-1 (File No. 33-59630) filed with the Commission on March 16, 1993).

*3(b)                    By-laws of the Company (filed as Exhibit
                         3(b) to the Company's Registration Statement on Form S-1 (File No. 33-59630) filed with the Commission on March 16, 1993).

*4(a) Description of the Company's Common Stock (contained in the Company's Registration Statement on Form S-1 (File No. 33-59630) filed with the Commission on March 16,
                         1993).

*4(b) Specimen Certificate of the Company's Common Stock (filed as Exhibit 4 to the Company's Registration Statement on Form S-1 (File No. 33-59630) filed with the Commission on March 16, 1993).

5 Opinion of Brian T. Hunt, General Counsel of the Company.

23(a)                    Consent of Ernst & Young LLP.

23(b) Consent of Brian T. Hunt, General Counsel of the Company (included in Exhibit 5).

24 Powers of Attorney (contained on signature page).












-----------------

     *  Incorporated herein by reference.

                                                           EXHIBIT 5




                          [Letterhead of]

                            AMTRAN, INC.



                                                       June 19, 1997


                            Amtran, Inc.
                 Registration Statement on Form S-8


Dear Sirs:

     I am the General Counsel of Amtran, Inc., an Indiana corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 3,000,000 shares of Common Stock, without par value, of the Company (the "Common Stock"), which may be issued pursuant to the 1996 Incentive Stock Plan for Key Employees of Amtran, Inc. and its Subsidiaries (the "Plan").

     In connection with the foregoing, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purpose of this opinion.

     Based upon the foregoing, I am of the opinion that the Common Stock is validly authorized and, when issued under the Plan in accordance with the terms thereof for reasonably sufficient consideration, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.


                              Very truly yours,

                              /s/ BRIAN T. HUNT

                              Brian T. Hunt
                              General Counsel

                                                       EXHIBIT 23(a)










                   CONSENT OF INDEPENDENT AUDITORS




     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and related Prospectus pertaining to the 1996 Incentive Stock Plan for Key Employees of Amtran, Inc. and its Subsidiaries and to the incorporation by reference therein of our report dated February 7, 1997, with respect to the consolidated financial statements of Amtran, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.





/s/ ERNST & YOUNG LLP
ERNST & YOUNG  LLP

Indianapolis, Indiana
June 16, 1997

                                                          EXHIBIT 24










                         POWERS OF ATTORNEY



     Contained on signature page.